Autodesk Reports Record Revenues of $509 Million

Raises Revenue Guidance

SAN RAFAEL, Calif., May 17 /PRNewswire-FirstCall/ -- Autodesk, Inc. (Nasdaq: ADSK) today reported record quarterly revenues of $509 million, an increase of 17 percent over the first quarter of fiscal 2007.

"Autodesk delivered another record quarter of revenue," said Carl Bass, Autodesk president and CEO. "During the quarter, we launched strong new releases of our 2008 family of products which continue to improve our customers' design experience. Customers are responding enthusiastically to the improved performance and scalability across the product line. Additionally, our industry-leading 3D design software solutions are providing customers the ability to experience their ideas through the power of digital prototyping resulting in improved competitive advantage."

Operational Highlights

Autodesk's performance was driven by strong increases in revenue from its model-based 3D design products, maintenance revenue from subscription, revenue in the emerging economies, and revenue from new seats.

The Company's model-based 3D products, Inventor, Revit and Civil 3D software, continue to increase their market penetration. Combined revenues from these model-based design products increased 19 percent over the first quarter of fiscal 2007 to $106 million or 21 percent of total revenues. In total, Autodesk shipped more than 32,000 commercial seats of 3D in the quarter including 14,000 seats of Revit, 10,600 seats of Inventor and 7,400 seats of Civil 3D. During the quarter, Autodesk passed a significant milestone when it shipped the millionth commercial seat of its model-based 3D design solutions.

Installed base revenue, which includes upgrade revenue and maintenance revenue from subscriptions, increased 22 percent over the first quarter of fiscal 2007 to $197 million. Continued strength in subscription attachment and renewal rates drove strong performance on many subscription metrics. Maintenance revenue from subscriptions increased 45 percent compared to the first quarter of fiscal 2007 to $125 million. Deferred maintenance revenue from subscription increased $34 million sequentially and $110 million compared to the first quarter of fiscal 2007. The subscription installed base grew to 1.3 million subscribers. Total upgrade revenues decreased 5% compared to the first quarter of fiscal 2007, as expected.

Once again, emerging economies contributed robust growth in revenues. Revenues from the emerging economies in Asia Pacific, Eastern Europe, the Middle East and Latin America increased 36 percent over the first quarter of fiscal 2007 to $72 million and represented 14 percent of total revenues.

Revenues from new seats increased by 10 percent compared to the first quarter of last year. AutoCAD Mechanical and 3ds Max were particularly strong with revenues from new seats increasing 65 percent and 30 percent, respectively, compared to the first quarter of last year. Revenue from new seats of AutoCAD and AutoCAD LT were robust this quarter, growing 11 percent compared to the first quarter of last year.

OTHER FINANCIAL HIGHLIGHTS

*	Cash, cash equivalents and marketable securities increased by $186 million sequentially to $964 million as of April 30, 2007.

*
Total backlog increased $23 million compared to January 31, 2007.Total deferred revenue increased $21 million sequentially. Deferred maintenance revenues from subscription increased $34 million sequentially. Unshipped product orders increased by $2 million sequentially to $19 million at April 30, 2007.

*	Channel inventory as of April 30, 2007 was below the normal range of three to four weeks.

*	DSO decreased to 47 days.

*	Capital expenditures were $7 million.

*	As a result of the voluntary review of the Company's historical stock option granting practices and the related accounting, the Company did not issue or repurchase any shares during the quarter.

*	There were approximately 231 million total shares outstanding and 244 million diluted GAAP basis shares outstanding in the first quarter.

*	Revenues in the Americas increased 8 percent over the first quarter of fiscal 2007 to $184 million.

*	Revenues in EMEA increased 26 percent over the first quarter of fiscal 2007 to $207 million.

*
Revenues in Asia Pacific increased 16 percent over the first quarter of fiscal 2007 to $117 million. Revenues in Japan decreased slightly compared to the first quarter of fiscal 2007, and increased 23 percent sequentially.

*
In the first quarter of fiscal 2008, spending on total costs and expenses -- which include cost of license and other revenue, cost of maintenance revenues, marketing and sales, research and development, and general and administrative - increased by $21 million sequentially.

*	Spending on legal, tax and accounting fees related to the voluntary stock option review was approximately flat with the fourth quarter of fiscal 2007 at $3 million.

*	Interest and other income increased by $5 million sequentially to $10 million.

Business Outlook

The following statements are forward-looking statements which are based on current expectations and which involve risks and uncertainties some of which are set forth below. As a result of the voluntary stock option review, the Company is not providing EPS guidance at this time. Additionally, because accounting related to the restatement of its financial statements is being finalized as a result of the voluntary stock option review, as described below, the Company is not able to provide GAAP operating margins for fiscal 2008 at this time.

Second Quarter Fiscal 2008

Net revenues for the second quarter of fiscal 2008 are expected to be in the range of $520 million to $530 million. Non-GAAP operating margins for the second quarter of fiscal 2008 are expected to be in the range of 24.5 to 25.4 percent. Non-GAAP operating margins do not include SFAS 123R stock-based compensation expenses or reimbursement to employees for tax issues arising from the stock option review, which in total the Company is currently unable to determine but believes will be significant. Non-GAAP operating margins also exclude amortization of acquisition related intangibles of approximately $4 million. Company estimates of non-GAAP operating margins include approximately $1.5 million in the second quarter of fiscal 2008 for legal, tax and accounting fees related to the voluntary stock option review.

Third Quarter Fiscal 2008

Net revenues for the third quarter of fiscal 2008 are expected to be in the range of $520 million to $530 million. Non-GAAP operating margins for the third quarter of fiscal 2008 are expected to be in the range of 26.4 to 26.9 percent. Non-GAAP operating margins do not include SFAS 123R stock-based compensation expenses, which the Company is currently unable to determine but believes will be significant, and amortization of acquisition related intangibles of approximately $4 million.

Full Year Fiscal 2008

For fiscal year 2008, net revenues are expected to be between $2.115 billion and $2.150 billion. Non-GAAP operating margins for fiscal year 2008 are expected to be in the range of 27 to 27.5 percent. Non-GAAP operating margins do not take into account SFAS 123R stock-based compensation expenses and reimbursement to employees for tax issues arising from the stock option review, both of which the Company is currently unable to determine but believes will be significant. Non-GAAP operating margins also exclude amortization of acquisition related intangibles of approximately $16 million. The Company expects its fiscal 2008 tax rate to be between 25 and 26 percent.

Stock Option Review

As announced on May 2, 2007, Autodesk is seeking the advice of the Office of Chief Accountant at the Securities and Exchange Commission (the "OCA") and on May 3, 2007, submitted to the OCA certain financial statement information arising out of adjustments related to accounting for stock-based compensation expense as a result of a voluntary review by the Audit Committee of the Board of Directors regarding timing of past stock option grants and other related issues. Autodesk intends to file its restated financial statements, as well as its delinquent quarterly reports on Form 10-Q for the quarters ended July 31, 2006 and October 31, 2006 and its annual report on Form 10-K for fiscal year ended January 31, 2007, as soon as practicable after receiving the advice of the OCA.

While Autodesk is in the process of restating prior years' financial statements to reflect the additional compensation expense associated with past stock option granting practices, the Company is also recording other minor adjustments related to reseller incentives on its subscription program. These adjustments increase revenue and decrease deferred revenues for fiscal 2006 and fiscal 2005 by approximately $15 million and $5 million respectively.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties, including statements in the paragraphs under "Business Outlook" above, statements in the paragraphs under "Stock Option Review" above, statements regarding anticipated market trends and other statements regarding our expected performance. Factors relating to the voluntary stock option review described above that could cause actual results to differ materially include, but are not limited to: the timing of review and conclusions of the Company's independent registered public accounting firm regarding the Company's stock option grants and related accounting adjustments to the Company's financial statements for certain periods, the application of accounting or tax principles in an unanticipated manner, an unanticipated delay in the preparation and filing of the Company's required reports with the SEC or an inability to meet the requirements of the NASDAQ Global Select Market for continued listing of its shares. The stock option grant practices under review and related matters have led and could also lead to potential claims and proceedings relating to such matters, including shareholder or employee litigation and action by the SEC and/or other regulatory agencies, and negative tax or other implications for the Company resulting from any accounting adjustments or other factors.

Other factors that could cause actual results to differ materially include the following: unexpected expenses, resulting from the voluntary stock option review, our performance in particular geographies, general market and business conditions, fluctuations in our tax rate, the timing and degree of expected investments in growth opportunities, slowing momentum in maintenance or subscription revenues, changes in the timing of product releases and retirements, failure of key new applications to achieve anticipated levels of customer acceptance, difficulties encountered in integrating new or acquired businesses and technologies, failure to achieve sufficient sell-through in our channels for new or existing products, pricing pressure, fluctuation in foreign currency exchange rates, failure to achieve continued cost reductions and productivity increases, failure to achieve continued migration from 2D products to 3D products, failure to achieve continued success in technology advancements, the financial and business condition of our reseller and distribution channels, interruptions or terminations in the business of the Company's consultants or third party developers, and unanticipated impact of accounting for technology acquisitions.

Further information on potential factors that could affect the financial results of Autodesk are included in the Company's reports on Form 10-K for the year ended January 31, 2006 and Form 10-Q for the quarter ended April 30, 2006 which are on file with the Securities and Exchange Commission. Autodesk does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Earnings Conference Call and Webcast

Autodesk will host its first quarter conference call today at 5:00 p.m. EDT. The live announcement may be accessed at www.autodesk.com/investors or by dialing 800-901-5241 or 617-786-2963 (passcode: 72422598). An audio webcast or podcast of the call will be available at 7:00 pm EDT at www.autodesk.com/investors. This replay will be maintained on our website for at least twelve months. An audio replay will also be available for one month beginning at 7:00 pm EDT by dialing 888-286-8010 or 617-801-6888 (passcode: 64067637).

About Autodesk

Autodesk, Inc. is the world leader in 2D and 3D design software for the manufacturing, building and construction, and media and entertainment markets. Since its introduction of AutoCAD software in 1982, Autodesk has developed the broadest portfolio of state-of-the-art digital prototyping solutions to help customers experience their ideas before they are real. Fortune 1,000 companies rely on Autodesk for the tools to visualize, simulate and analyze real-world performance early in the design process to save time and money, enhance quality and foster innovation. For additional information about Autodesk, visit http://www.autodesk.com.

Note: AutoCAD, AutoCAD LT, Autodesk, Civil 3D, Inventor, Revit and 3ds Max are either registered trademarks or trademarks of Autodesk, Inc., in the USA and/or other countries. All other brand names, product names or trademarks belong to their respective holders.

Investors:	Sue Pirri, sue.pirri@autodesk.com, 415-507-6467 Katie Blanchard, katherine.blanchard@autodesk.com, 415-507-6034 John Clancy, john.clancy@autodesk.com, 415-507-6373

Press:	Caroline Kawashima, caroline.kawashima@autodesk.com, 415-547-2498

Fiscal Year 2008	QTR 1	QTR 2	QTR 3	QTR 4	YTD2008
Financial Statistics (in millions):

Total net revenues	$509				$509
License and other revenues	$383				$383
Maintenance revenues	$125				$125
Total Cash and Marketable Securities	$964				$964
Days Sales Outstanding	47				47
Capital Expenditures	$7				$7
GAAP Depreciation and Amortization	$14				$14

Revenue by Geography (in millions):
Americas	$184				$184
Europe	$207				$207
Asia/Pacific	$117				$117

Revenue by Division (in millions):
Design Solutions Segment	$446				$446
Platform Solutions and Emerging Business Division	$252				$252
Architecture, Engineering and Construction Division	$100				$100
Manufacturing Solutions Division	$94				$94

Media and Entertainment Segment	$59				$59

Other	$4				$4

Other Revenue Statistics:
% of Total Rev from AutoCAD, AutoCAD upgrades and AutoCAD LT	43%				43%
% of Total Rev from 3D design products	21%				21%
% of Total Rev from Emerging Economies	14%				14%
Upgrade Revenue (in millions)	$71				$71
Favorable (Unfavorable) Impact of U.S. Dollar Translation Relative to Foreign Currencies Compared to Comparable Prior Year Period (in millions):
Fx Impact on Total Net Revenues	$19				$19

Common Stock Statistics:
GAAP Shares Outstanding	231,166,000				230,741,000
GAAP Fully Diluted Shares Outstanding	243,848,000				243,172,000
Shares Repurchased	--				--

Installed Base Statistics:
AutoCAD Total
AutoCAD-based
Installed Base	4,162,000				4,162,000
Stand-alone AutoCAD					2,779,000
AutoCAD Mechanical					208,000
AutoCAD Map					249,000
Architectural Desktop					503,000
Land Desktop					78,000

AutoCAD LT Installed Base					3,424,000
Total Inventor Installed Base	699,000				699,000
Total Subscription Installed Base	1,295,000				1,295,000

Fiscal Year 2007	QTR 1	QTR 2	QTR 3	QTR 4	YTD2007
Financial Statistics (in millions):
Total net revenues	$436	$450	$457	$497	$1,840
License and other revenues	$349	$346	$346	$375	$1,416
Maintenance revenues	$87	$104	$111	$123	$424

Total Cash and Marketable Securities	$386	$468	$597	$778	$778
Days Sales Outstanding	58	52	51	55	55
Capital Expenditures	$11	$7	$7	$10	$35
GAAP Depreciation and Amortization	$13	$14	$13	$14	$53

Revenue by Geography (in millions):
Americas	$170	$168	$194	$203	$735
Europe	$164	$174	$160	$189	$687
Asia/Pacific	$101	$108	$103	$105	$418

Revenue by Division (in millions):
Design Solutions Segment	$386	$388	$389	$430	$1,595
Platform Solutions and Emerging Business Division	$224	$223	$212	$220	$879
Architecture, Engineering and Construction Division	$88	$90	$93	$112	$383
Manufacturing Solutions Division	$75	$75	$85	$97	$333

Media and Entertainment Segment	$47	$59	$64	$65	$234

Other	$3	$3	$3	$3	$11

Other Revenue Statistics:
% of Total Rev from AutoCAD, AutoCAD upgrades and AutoCAD LT	44%	41%	38%	37%	40%
% of Total Rev from 3D design products	20%	20%	22%	24%	22%
% of Total Rev from Emerging Economies	12%	13%	15%	15%	14%
Upgrade Revenue (in millions)	$75	$49	$51	$78	$253

Favorable (Unfavorable) Impact of U.S. Dollar Translation Relative to Foreign Currencies Compared to Comparable Prior Year Period (in millions):
Fx Impact on Total Net Revenues	$(19)	$(2)	$6	$16	$1

Common Stock Statistics:
GAAP Shares Outstanding	231,296,000	230,523,000	230,919,000	231,166,000	230,741,000
GAAP Fully Diluted Shares Outstanding	244,698,000	243,119,000	242,029,000	243,861,000	243,172,000
Shares Repurchased	1,700,000	2,498,000	--	--	4,198,000

Installed Base Statistics:
AutoCAD Total AutoCAD-based Installed Base	3,928,000	3,987,000	4,056,000	4,114,000	4,114,000
Stand-alone AutoCAD					2,758,000
AutoCAD Mechanical					200,000
AutoCAD Map					245,000
Architectural Desktop					494,000
Land Desktop					79,000

AutoCAD LT Installed Base					3,335,000
Total Inventor Installed Base	578,000	610,000	643,000	676,000	676,000
Total Subscription Installed Base	990,000	1,086,000	1,163,000	1,232,000	1,232,000

/CONTACT: Investors, Sue Pirri, +1-415-507-6467, sue.pirri@autodesk.com, Katie Blanchard, +1-415-507-6034, katherine.blanchard@autodesk.com, John Clancy, +1-415-507-6373, john.clancy@autodesk.com, or Press, Caroline Kawashima, caroline.kawashima@autodesk.com, +1-415-547-2498, all of Autodesk, Inc./
/Web site: http://www.autodesk.com/